Exhibit 99.1

American Home Bank, National Association	PROXY

This Proxy is solicited on behalf of the Board of Directors of American Home Bank, National Association
for the Special Meeting of Shareholders to be held on December 15, 2008.

The undersigned shareholder of American Home Bank, National Association hereby appoints Alexander Henderson, III, with full power of substitution, to represent and to vote as proxy, as designated, all shares of common stock of American Home Bank held of record by the undersigned on October 30, 2008, at the Special Meeting of Shareholders (the “Special Meeting”) to be held at 7:00 p.m., Eastern Time, on December 15, 2008, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, dated October 29, 2008 and upon such other matters as may properly come before the Special Meeting.  The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is given, this Proxy will be voted FOR the proposals listed in Items 1, 2 and 3.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

The Board of Directors unanimously recommends a vote FOR the proposals in Items 1, 2 and 3.

I Will Attend Special Meeting. ☐

Please Mark Your Choice Like This in Blue or Black Ink. ☒

1.

To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of September 18, 2008, by and among First Chester County Corporation, First National Bank of Chester County and American Home Bank, National Association, as amended pursuant to Amendment to Agreement and Plan of Merger, dated as of October 14, 2008.

	For	Against	Abstain
	☐	☐	☐

2.	To consider and vote upon a proposal to adjourn the Special Meeting, if necessary, to allow American Home Bank time to solicit additional votes in favor of the merger agreement.

	For	Against	Abstain
	☐	☐	☐

3.	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

	For	Against	Abstain
	☐	☐	☐

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, dated October 29, 2008.

Signature(s)

Dated: , 200

Please sign exactly as your name appears on this proxy.  Joint owners should each sign personally.  If signing as attorney, executor, administrator, trustee or guardian, please include your full title.  Corporate or partnership proxies should be signed by an authorized officer.